                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                 Date of Report:          February 1, 1996
                                 ---------------------------------
                                 (Date of earliest event reported)

                      ASSOCIATED ESTATES REALTY CORPORATION
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

             OHIO                     1-12486                  34-1747603
- -----------------------------  ------------------------   ----------------------
 (State or other Jurisdiction  (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification Number)

     5025 Swetland Court, Richmond Heights, Ohio               44143-1467
  -------------------------------------------------       ----------------------
      (Address of Principal Executive Offices)                 (Zip Code)

                                 (216) 261-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5:   OTHER EVENTS
          ------------
         On March 1, 1996, June 20, 1996 and September 4, 1996, the Company acquired certain assets, consisting principally of the Multifamily Properties as further described below from the named sellers (the "Asset Purchases"). The Asset Purchases were as follows:

   Date of
   Purchase                     Seller                       Name of Multifamily Property    Suites
   --------     -----------------------------------------    ----------------------------    ------
   03/01/96     The Prudential Insurance Company             Chestnut Ridge                   468
                  of America, a New Jersey corporation

   06/20/96     Springbrook, Inc., Corporation, a Michigan   Spring Brook                     168
                  corporation

   09/04/96     Aspen Lakes Limited Partnership, a           Aspen Lakes                      144
                  Michigan limited partnership                                                ---

                                                                                              780
                                                                                              ===

         The Company also acquired a 12.5 acre land parcel in Streetsboro, Ohio on August 9, 1996 from Greentree Holding Limited, an Ohio limited partnership. In addition, a land parcel containing 12 acres suitable for development adjacent to the Aspen Lakes property was acquired from an affiliate of the seller of Aspen Lakes. Both the Streetsboro and Aspen Lakes land parcels (collectively the "Land Acquisitions") are zoned for the construction of multifamily apartments. The Company has also entered into a contract to purchase a 24 acre parcel of land adjacent to the Streetsboro land parcel. There can be no assurance, however, that the Company will be successfull in consummating this transaction.

         With respect to the Asset Purchases and Land Acquisitions (as applicable), the Company purchased all of the above named sellers' rights, title and interests in the apartment complex and land together with all rights of way, easements, licenses, permits, fixtures, furnishings, equipment, the right to manage, other intangible assets, leases and tenancies (collectively referred to as the "Acquired Assets"), and all guaranties, warranties and other intangible rights pertaining to the Acquired Assets.

         On February 1, 1996 and April 1, 1996, the Company acquired 100% of the partnership interests of the following partnerships which owned the apartment complexes described below:

                           Seller                Name of Multifamily Property    Suites
               -----------------------------     ----------------------------    ------
02/01/96       The Washington Group, an Ohio     The Residence at Washington       72
                 General Partnership               Court House

04/01/96       Kalamazoo Associates Limited      Summer Ridge                     248
                 Partnership, a Michigan limited                                  ---
                 partnership

                                                                                  320
                                                                                  ===

         Following the acquisition of the partnership's interest, the Partnerships were dissolved and title to the real property and all buildings, fixtures and other improvements, including but not limited to the apartment complexes (collectively referred to as the "Partnership Property"), was transferred to the Company.

         As referred to herein, "Acquired Properties" refers to both the Acquired Assets and the Partnership Property, none of which individually constitutes a significant subsidiary.

         Neither the Company nor any of its shareholders owned any interests in the sellers prior to the acquisition of the Acquired Properties by the Company. The purchase price of the Acquired Properties was approximately $49 million, of which $3.7 million represented liabilities assumed.

         In determining the price paid for the Acquired Properties, the Company considered the historical and expected cash flow from the Acquired Properties, the nature of the occupancy trends and terms of the leases in place, current operating costs and taxes, the physical condition of the Acquired Properties, the potential to increase their cash flow and other factors. The Company also considered the capitalization rates at which it believes apartment properties have recently sold, but determined the prices it was willing to pay for the Acquired Properties primarily based on the factors discussed above. No independent appraisals were performed in connection with the acquisitions. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported to not be indicative of future expected operating results.

         Certain other information concerning the Acquired Properties is summarized below. The cash purchase price of the Acquired Properties has been financed primarily with cash on hand made available through the Company's revolving credit facility (the "Line of Credit"). The Acquired Properties have been operated, since construction, as rental properties. The Company will manage all of the Acquired Properties.

                                                       Number      Number
     Name of                                             of          of                 Type of                          Year
    Property                    Location               Suites     Buildings          Construction                    Constructed
- ------------------------  --------------------------- --------   ----------   -------------------------------------  -----------
Aspen Lakes               Grand Rapids, MI              144          5        Three story, wood siding with              1981
                                                                               pitched roof apartments

Chestnut Ridge            Pittsburgh, PA                468         31        Two story garden style, cedar              1986
                                                                               siding with pitched roof
                                                                               apartments

The Residence at          Washington Court House, Oh     72          9        Ranch style, all brick pitched             1995
 Washington Court House                                                        roof apartments

Spring Brook              Holland, MI                   168         13        Two story garden/townhomes,                1986
                                                                               aluminum sided apartments

Summer Ridge              Kalamazoo, MI                 248          9        Two story garden style, cedar              1989-91
                                                                               siding with pitched roof
                                                                               apartments


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------
Financial Statements
- --------------------

         This report includes (i) unaudited statements of revenue and certain expenses of Aspen Lakes, Chestnut Ridge, Spring Brook and Summer Ridge (collectively the "Selected Acquisition Properties") for the period ended June 30, 1996 or date of acquisition, whichever is earlier, and (ii) audited statements of revenue and certain expenses for the year ended December 31, 1995 for each of the Selected Acquisition Properties.

Pro Forma Financial Information (Unaudited)
- -------------------------------------------

         Unaudited pro forma financial information of the Company and the Acquired Properties is presented as follows:

         o    Condensed balance sheet as of June 30, 1996;

         o Condensed statement of operations for the six months ended June 30, 1996 and for the year ended December 31, 1995, and;

         o Estimated twelve-month pro forma statement of taxable net operating income and operating funds available.

                      ASSOCIATED ESTATES REALTY CORPORATION
                              FINANCIAL STATEMENTS

                      ASSOCIATED ESTATES REALTY CORPORATION


                          INDEX TO FINANCIAL STATEMENTS


SELECTED ACQUISITION PROPERTIES

         Report of Independent Accountants                                                                   F-2

         Statements of Revenue and Certain Expenses for the
              period ended June 30, 1996 (unaudited)
              and for the year ended December 31, 1995                                                       F-3

         Notes to Statements of Revenue and Certain Expenses                                                 F-4

ASSOCIATED ESTATES REALTY CORPORATION
  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

         Condensed Balance Sheet as of June 30, 1996                                                         F-5

         Condensed Statement of Operations for the six months
              ended June 30, 1996                                                                            F-7

         Condensed Statement of Operations for the year ended
              December 31, 1995                                                                              F-10

         Estimated Twelve-Month Pro Forma Statement of Taxable Net
              Operating Income and Operating Funds Available                                                 F-13

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Associated Estates Realty Corporation

We have audited the accompanying statements of revenue and certain expenses of Aspen Lakes, Chestnut Ridge, Spring Brook and Summer Ridge Apartments for the year ended December 31, 1995. These historical statements are the responsibility of management. Our responsibility is to express an opinion on these historical statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statements, assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the historical statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical statements were prepared on the basis described in
Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Associated Estates Realty Corporation) and are not intended to be a complete presentation of the revenues and expenses of Aspen Lakes, Chestnut Ridge, Spring Brook and Summer Ridge Apartments.

In our opinion, the historical statements referred to above present fairly, in all material respects, the revenue and certain expenses of Aspen Lakes, Chestnut Ridge, Spring Brook and Summer Ridge Apartments on the basis described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Cleveland, Ohio
September 17, 1996

                      ASSOCIATED ESTATES REALTY CORPORATION
                         SELECTED ACQUISITION PROPERTIES
                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                      FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 OR DATE
                                                               OF ACQUISITION, WHICHEVER IS EARLIER
                                                                            (UNAUDITED)
                                                      -----------------------------------------------------
                                                            Aspen     Chestnut    Spring     Summer
                                                            Lakes      Ridge      Brook      Ridge
                                                           --------   --------   --------   --------
Revenue
   Rental income                                           $457,750   $547,984   $449,681   $460,103
   Other income                                              18,309     19,390      3,330      4,455
                                                           --------   --------   --------   --------
                                                            476,059    567,374    453,011    464,558
Certain expenses
   Personnel                                                 21,509     21,055     17,275     28,517
   Advertising                                                5,833      2,259      2,437      2,940
   Utilities                                                 24,620     42,603     16,523     12,681
   Building and grounds repair and                           39,369     59,372     54,878     23,051
maintenance
   Real estate taxes and insurance                           48,242     87,061     63,197     49,095
   Other operating expenses                                  15,849     31,060      3,125     13,709
                                                           --------   --------   --------   --------
                                                            155,422    243,410    157,435    129,993
                                                           --------   --------   --------   --------

Revenue in excess of certain expenses                      $320,637   $323,964   $295,576   $334,565
                                                           ========   ========   ========   ========

                                              FOR THE YEAR ENDED DECEMBER 31, 1995
                                        -------------------------------------------------
                                          Aspen       Chestnut      Spring       Summer
                                          Lakes        Ridge        Brook        Ridge
                                        ----------   ----------   ----------   ----------
Revenue
   Rental income                        $  880,147   $3,365,426   $  929,326   $1,768,179
   Other income                             35,463       91,120        9,912       23,504
                                        ----------   ----------   ----------   ----------
                                           915,610    3,456,546      939,238    1,791,683
Certain expenses
   Personnel                                39,530      147,708       30,304      160,676
   Advertising                              15,206       13,375        4,146       19,338
   Utilities                                42,950      232,398       39,831       69,819
   Building and grounds repair and          81,178      315,401      129,338      153,198
maintenance
   Real estate taxes and insurance          96,485      519,931       58,891      172,973
   Other operating expenses                 28,637      249,915        4,085      117,622
                                        ----------   ----------   ----------   ----------
                                           303,986    1,478,728      266,595      693,626
                                        ----------   ----------   ----------   ----------

Revenue in excess of certain expenses   $  611,624   $1,977,818   $  672,643   $1,098,057
                                        ==========   ==========   ==========   ==========








   The accompanying notes are an integral part of these financial statements.

                      ASSOCIATED ESTATES REALTY CORPORATION
                         SELECTED ACQUISITION PROPERTIES
             NOTES TO THE STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1.       OPERATING PROPERTIES

         The properties presented herein, referred to as the "Selected Acquisition Properties," are summarized as follows:

               Property                               Location                Suites      Year Built
         --------------------------     -----------------------------------   ------      ----------
         Aspen Lakes                    Grand Rapids, Michigan                   144             1981
         Chestnut Ridge                 Pittsburgh, Pennsylvania                 468             1986
         Spring Brook                   Holland, Michigan                        168             1986
         Summer Ridge                   Kalamazoo, Michigan                      248          1989-91

         The statements of revenues and certain expenses for the unaudited period ended June 30, 1996, includes the operating results of each of the Selected Acquisition Properties detailed above from January 1, 1996 through the earlier of the date of acquisition or June 30, 1996 (unaudited) and for the year ended December 31, 1995. Chestnut Ridge, Summer Ridge, Spring Brook and Aspen Lakes were acquired by Associated Estates Realty Corporation (the "Company") on March 1, April 1, June 20, and September 4, 1996, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The accompanying statements of revenue and certain expenses have been prepared on the accrual basis of accounting.

         The accompanying financial statements are not representative of the actual operations for the periods presented, because certain expenses which may not be comparable to the expenses to be incurred by the Company in the future operations of the properties have been excluded. Expenses excluded consist of depreciation on the building and improvements and amortization of organization costs and other intangible assets, interest expense and other general and administrative expenses not directly related to the future operations of the Selected Acquisition Properties.

INCOME RECOGNITION

         Rental income attributable to residential leases is recorded when due from tenants.

REPAIR AND MAINTENANCE

         Expenditures for maintenance and repairs are charged to operations as incurred. Betterments that improve or extend the life of the asset beyond its original condition are capitalized. Costs incurred in connection with resident turnover are charged to operations.

UNAUDITED FINANCIAL INFORMATION

         The financial data for the period ended June 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes adjustments consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the interim periods presented are not necessarily indicative of the results for the full year.

                      ASSOCIATED ESTATES REALTY CORPORATION

                        PRO FORMA CONDENSED BALANCE SHEET

                                  JUNE 30, 1996
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

         The following unaudited pro forma condensed balance sheet is presented as if the acquisitions by the Company of (i) Aspen Lakes, (ii) a 20 acre land parcel adjacent to Aspen Lakes, and (iii) a 12.5 acre land parcel in Streetsboro, Ohio, all of which were acquired after June 30, 1996, had been purchased on June 30, 1996. Such pro forma information is based upon the historical consolidated balance sheet of the Company as of that date, giving effect to the transactions described above. This pro forma condensed balance sheet should be read in conjunction with the pro forma condensed statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-Q for the six months ended June 30, 1996.

         This unaudited pro forma condensed balance sheet is not necessarily indicative of what the actual financial position of the Company would have been at June 30, 1996 nor does it purport to represent the future financial position of the Company.

                                             Company     Pro Forma      Company
                                            Historical   Adjustments   Pro Forma
                                            ----------   -----------   ---------
Assets
   Real estate, net                         $ 378,200    $  6,587(a)   $ 384,787
   Cash and cash equivalents                    1,596          --          1,596
   Receivables and other assets                 7,231          66(d)       7,297
   Restricted cash                              5,498         212(e)       5,710
                                            ---------    --------      ---------
                                            $ 392,525    $  6,865      $ 399,390
                                            =========    ========      =========

Liabilities
   Secured debt                             $  66,625    $  3,037(b)   $  69,662
   Unsecured debt                             153,107       3,650(c)     156,757
   Other liabilities                           20,671         178(d)      20,849
   Accumulated losses of equity investees
      in excess of investment and
      advances                                 12,284          --         12,284
                                            ---------    --------      ---------
                                              252,687       6,865        259,552

Shareholders' equity
   Class A cumulative preferred shares         56,250          --         56,250
   Common shares                                1,387          --          1,387
   Paid in capital                            102,506          --        102,506
   Accumulated dividends in
      excess of net income                    (20,305)         --        (20,305)
                                            ---------    --------      ---------
                                              139,838          --        139,838
                                            ---------    --------      ---------
                                            $ 392,525    $  6,865      $ 399,390
                                            =========    ========      =========

(a) Represents the purchase price of the properties acquired subsequent to June 30, 1996, namely: (i) Aspen Lakes, (ii) a 20 acre land parcel adjacent to Aspen Lakes, and (iii) a 12.5 acre land parcel in Streetsboro, Ohio.

(b) Represents the assumption of mortgage indebtedness with respect to the acquisition of Aspen Lakes.

(c) Represents the utilization of the Line of Credit to finance, in part, the acquisition of the properties acquired subsequent to June 30, 1996.

(d) Represents receivables and other assets purchased and the assumption of other liabilities in connection with the properties acquired subsequent to June 30, 1996 in the following amounts:

                                                Receivables     Assumption
                                                 and Other       of Other
                                                   Assets      Liabilities
                                                ------------   ------------
         Aspen Lakes and adjacent land parcel   $         66   $        166
         Streetsboro land parcel                          --             12
                                                ------------   ------------
                                                $         66   $        178
                                                ============   ============

(e) Represents reserve for replacements, resident security deposits and tax and insurance escrows maintained with respect to the mortgage assumed in connection with the acquisition of Aspen Lakes.

                      ASSOCIATED ESTATES REALTY CORPORATION

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         The unaudited pro forma condensed statement of operations for the six months ended June 30, 1996 is presented as if the following transactions had occurred on January 1, 1996, (i) the acquisition by the Company of the Selected Acquisition Properties as reported herein, (ii) the acquisition of The Residence at Washington Court House, a 72 suite property in Washington Court House, Ohio, and (iii) the issuance of two notes under the Company's Medium Term Note Program aggregating $7.5 million with interest ranging from 6.60% to 6.83% (the "MTN Notes").

         This pro forma condensed statement of operations is based upon the historical results of operations of the Company for the six months ended June 30, 1996 and should be read in conjunction with the proforma condensed balance sheet of the Company set forth elsewhere herein and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-Q for the six months ended June 30, 1996.

         The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the results of operations of future periods of the Company.

                      ASSOCIATED ESTATES REALTY CORPORATION

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Pro Forma
                                                        Adjustments
                                                        -----------
                                                         Acquired
                                           Company      Properties      Company
                                          Historical        (a)        Pro Forma
                                          -----------   -----------   -----------
Revenues from rental properties           $    42,412   $     1,959   $    44,371
Painting services and loan
   origination fees                               820            --           820
Management fees and other income                2,341            47         2,388
                                          -----------   -----------   -----------
                                               45,573         2,006        47,579
Property operating and maintenance
   expenses exclusive of depreciation
   and amortization                            17,431           692        18,123
Depreciation - real estate assets               6,886           401         7,287
             - other                              146            --           146
Amortization of deferred financing fees           302            --           302
Painting services                                 732            --           732
General and administrative expenses             2,878            --         2,878
Interest expense                                7,616           560         8,176
                                          -----------   -----------   -----------
                                               35,991         1,653        37,644
                                          -----------   -----------   -----------
Income or (loss) before equity in net
   income of affiliates                         9,582           353         9,935
Equity in net income of affiliates                133            --           133
                                          -----------   -----------   -----------
Income or (loss)                          $     9,715   $       353   $    10,068
                                          ===========   ===========   ===========
Income or (loss) applicable to common
   shares                                 $     6,973   $       353   $     7,326
                                          ===========   ===========   ===========
Per share net income applicable to
   common shares                          $      0.50                 $      0.53
                                          ===========                 ===========
Weighted average number of shares              13,872                      13,872
                                          ===========                 ===========

                      ASSOCIATED ESTATES REALTY CORPORATION
              NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a) Reflects the revenues and expenses of the following acquisitions: (i) Chestnut Ridge, (ii) The Residence at Washington, (iii) Spring Brook, and (iv) Summer Ridge and the revenues and expenses of Aspen Lakes, a proposed acquisition property. Such financial information is presented for the period January 1, 1996 through the date of acquisition or June 30, 1996, whichever is earlier.

         Interest expense assumes interest at fair value with respect to mortgages assumed or at the rate of the Company's revolving credit facility, as applicable.

                      ASSOCIATED ESTATES REALTY CORPORATION

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         The unaudited pro forma condensed statement of operations for the year ended December 31, 1995 is presented as if the following transactions had occurred on January 1, 1995: (i) the $75 million and $10 million Senior Notes Offering completed on April 26, and November 10, 1995, respectively, (the "Notes") and the use of the net proceeds to repay borrowings on the revolving credit facility, (ii) the Perpetual Preferred Share Offering completed on July 25, 1995 and the use of the net proceeds to acquire multifamily properties and to repay borrowings on the revolving credit facility, (iii) the acquisition by the Company of the ten properties acquired during 1995 as previously reported in the Company's Forms 8-K dated December 28, 1994, June 12, 1995 and September 21, 1995, respectively, (iv) the acquisition by the Company of the Acquired Properties as reported herein, and (v) issuance of restricted shares. The ten properties acquired in 1995 and the Acquired Properties are collectively referred to herein as the "Acquisition Properties."

         This pro forma condensed statement of operations is based upon the historical results of operations of the Company for the year ended December 31, 1995 and should be read in conjunction with the pro forma condensed balance sheet of the Company as of June 30, 1996 included elsewhere herein and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-K for the year ended December 31, 1995.

         The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the results of operations of future periods of the Company.

                      ASSOCIATED ESTATES REALTY CORPORATION

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            Pro Forma
                                                           Adjustments
                                                           -----------
                                               Company     Acquisition         Company
                                             Historical    Properties (a)     Pro Forma
                                             -----------   -----------       -----------
Revenues
   Rental                                    $    70,045   $    14,533       $    84,578
   Painting services revenue                       1,067            --             1,067
   Management fees and other income                5,333           268             5,601
                                             -----------   -----------       -----------
                                                  76,445        14,801            91,246
Expenses
   Property operating and maintenance
     expenses exclusive of depreciation
     and amortization                             28,781         5,444            34,225
   Depreciation - real estate assets              11,606         3,037            14,643
                - other                              286            --               286
   Amortization of deferred financing fees           765            --               765
   Painting services                               1,001            --             1,001
   General and administrative                      5,517            --             5,517
   Interest expense                               11,515         4,831            16,346
                                             -----------   -----------       -----------
     Total expenses                               59,471        13,312            72,783
                                             -----------   -----------       -----------
     Income from operations                       16,974         1,489            18,463
Equity in net income of affiliates                   297            --               297
                                             -----------   -----------       -----------
   Net income or (loss) before
     extraordinary item                      $    17,271   $     1,489       $    18,760
                                             ===========   ===========       ===========
Income before extraordinary item
   applicable to common shares               $    15,138   $    (1,862)(b)   $    13,276
                                             ===========   ===========       ===========
Per share data:
   Net income before extraordinary item
     per share                               $      1.09                     $      0.96
                                             ===========                     ===========
   Weighted average number of shares              13,869                          13,872(c)
                                             ===========                     ===========

                      ASSOCIATED ESTATES REALTY CORPORATION
              NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a) Reflects the revenues and expenses of the following acquisitions: (i) Arbor Landings, (ii) Arrowhead Station, (iii) Aspen Lakes, (iv) Chestnut Ridge, (v) Country Place Apartments, (vi) Landings at the Preserve, (vii) The KTC Portfolio, (viii) Mallard's Crossing, (ix) Muirwood Village of Circleville, (x) The Oaks at Hampton, (xi) The Residence at Washington Courthouse, (xii) Spring Brook, (xiii) Summer Ridge, (xiv) Vantage Villa, and (xv) The Woods at Hampton. The pro forma adjustment includes the revenues and expenses for each of the properties. Such financial information is presented for the period January 1, 1995 through the earlier of the date of acquisition or December 31, 1995.

         On February 21, 1995, July 17, 1995 and July 18, 1995, respectively, the Company purchased three Multifamily Properties known as Colony Bay East, a 96 suite property in Columbus, Ohio, Kensington Grove, a 76 suite property in Columbus, Ohio and Colony Bay Phase II, a 60 suite addition to Colony Bay East. Because these properties were under construction prior to their acquisition and in the process of being leased, no revenue or expenses for these properties have been included in this pro forma statement of operations.

         Interest expense assumes interest at fair value with respect to the mortgages assumed, at the rate of the Company's revolving credit facility or at the rate of the Senior or Medium Term Notes, as applicable.

(b) Pro forma income or (loss) before extraordinary item applicable to common shares includes perpetual preferred share dividends assuming issuance on January 1, 1995.

(c)      Reflects the issuance of 3,000 restricted shares.

                      ASSOCIATED ESTATES REALTY CORPORATION
                  ESTIMATED TWELVE-MONTH PRO FORMA STATEMENT OF
           TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
                                   (UNAUDITED)

         The following unaudited statement is a pro forma estimate for a twelve-month period of taxable income and funds available from operations of the Company. The unaudited pro forma statement is based on the Company's historical operating results for the year ended December 31, 1995 adjusted as if the following transactions had occurred on January 1, 1995 (i) the $75 million and $10 million Senior Notes Offering completed on April 26, and November 10, 1995, respectively (the "Notes") and the use of the net proceeds to repay borrowings on the revolving credit facility, (ii) the Perpetual Preferred Share Offering completed on July 25, 1995 and the use of the net proceeds to acquire multifamily properties and to repay borrowings on the revolving credit facility,
(iii) the acquisition by the Company of the ten properties acquired during 1995 as previously reported in the Company's Forms 8-K dated December 28, 1994, June 12, 1995 and September 21, 1995, respectively and (iv) the acquisition by the Company of the Acquired Properties as reported herein.

         This statement should be read in conjunction with (i) the historical financial statements and notes thereto of the Company and (ii) the pro forma financial statements of the Company.

ESTIMATE OF TAXABLE NET OPERATING INCOME (IN THOUSANDS):

Historical earnings from operations, exclusive of depreciation and
     amortization (Note 1)                                                 $ 29,928

Acquisition Properties historical earnings from operations, as adjusted,
     exclusive of depreciation (Note 2)                                       4,526
                                                                           --------
                                                                             34,454
                                                                           --------

Estimated tax basis depreciation and amortization (Note 3):
     AERC                                                                    (9,133)
     Acquisition Properties                                                  (2,259)
                                                                           --------
Pro Forma taxable operating income before dividends deduction                23,062
Estimated dividends deduction (Note 4)                                       30,454
                                                                           --------
                                                                           $ (7,392)
                                                                           ========
Pro Forma taxable operating income                                         $     --
                                                                           ========

ESTIMATE OF PRO FORMA OPERATING FUNDS AVAILABLE (NOTE 5) (IN THOUSANDS):

Pro Forma taxable operating income before dividends deduction              $ 23,062
Add pro forma tax basis depreciation and amortization                        11,392
                                                                           --------
Estimate of pro forma operating funds available                            $ 34,454
                                                                           ========

- ---------

Note 1 - The historical earnings from operations represents the Company's income before extraordinary items as adjusted for depreciation and amortization for the year ended December 31, 1995 as reflected in the historical financial statements.

Note 2 - The historical earnings from operations represents the pro forma results of the properties acquired since January 1, 1995 as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 1995 included elsewhere in this report.

Note 3 - The tax basis depreciation of the Company is based upon the original purchase price allocated to the buildings, equipment and personal property, depreciated on a straight-line basis over a 40-, 12-, and 10-year life, respectively.

Note 4 - Estimated dividends deduction is based on the estimated dividend rate of $1.80 per share. Shares outstanding, on a pro forma basis are 13,872,381. The dividend deduction also assumes the Perpetual Preferred Share Offering took place January 1, 1995.

Note 5 - Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Associated Estates Realty Corporation

Date: September 25, 1996                  /s/ Dennis W. Bikun
- ---------------------------------         -----------------------------------
                                          Dennis W. Bikun
                                          Chief Financial Officer & Treasurer
                                          Chief Accounting Officer

Exhibits:
- ---------

23.01    Consent of Independent Accountants.